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                                                               Exhibit 10.37


                               EQUIPMENT AGREEMENT
                               -------------------

         EQUIPMENT AGREEMENT dated as of December 24, 1996 (herein, as amended and supplemented from time to time, called "this Agreement"), between BTM Capital Corporation, a Delaware corporation (herein called "Obligee"), having its principal place of business at 125 Summer Street, Boston, MA 02110, and OHM Remediation Services Corp., an Ohio corporation (herein called "Obligor"), having its principal place of business at 16406 US Route 224 East, Findlay, Ohio 45840.

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

                  "ACCEPTANCE DATE" for each Item of Equipment means the date on which Obligor has unconditionally accepted such Item for financing hereunder, as evidenced by Obligor's execution and delivery of an Agreement Supplement for such Item dated such date.

                  "ACQUISITION PERIOD" means the period specified as such on each consecutively numbered Exhibit A now or hereafter attached hereto and made a part hereof.

                  "ASSIGNEE" shall have the meaning given to such term in
Section 14(b) hereof.

                  "BASIC PAYMENTS" means the payments due for each Item of Equipment during (i) the Basic Term thereof pursuant to Section 7(b) hereof, and
(ii) each Renewal Term thereof pursuant to Section 28(a) hereof.

                  "BASIC TERM" for each Item of Equipment means the period consisting of the number of months set forth for the type of Equipment to which such Item relates on the Related Exhibit A for such Item.

                  "BASIC TERM COMMENCEMENT DATE" for each Item of Equipment means the date specified as such on the Related Exhibit A for such Item.

                  "BUSINESS DAY" means any day other than a day on which banking institutions in the State of Ohio or the Commonwealth of Massachusetts are authorized by law to close.

                  "CASUALTY LOSS VALUE" of each Item of Equipment as of any Casualty Loss Value Payment Date means an amount determined by multiplying the Equipment Cost of such Item of Equipment by

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the percentage set forth opposite such Casualty Loss Value Payment Date on the
Schedule of Casualty Loss Values attached to the Related Exhibit A for such
Item.

                  "CASUALTY LOSS VALUE PAYMENT DATE" of each Item of Equipment shall mean the Basic Term Commencement Date for such Item and each monthly anniversary of the Basic Term Commencement Date for such Item and shall be as set forth in the Schedule of Casualty Loss Values attached to the Related Exhibit A for such Item.

                  "CROSS RECEIPT", for any Item of Equipment, means the Cross Receipt executed by the Obligor and the Obligee for the transfer of an interest in such Item of Equipment to Obligee.

                  "END OF TERM ADJUSTMENT" shall have the meaning given to such term in Section 29(d) hereof.

                  "ENVIRONMENTAL LAWS" shall mean any judgement, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act or any other federal, state or local statute, regulation, ordinance, order, or decree, or common law, whether in existence now or hereafter enacted, and as such may be amended from time to time, relating to health, safety or the environment.

                  "EPA" means the United States Environmental Protection
Agency.

                  "EQUIPMENT" means the equipment of the type(s) described on each consecutively numbered Exhibit A now or hereafter attached hereto and made a part hereof and financed by Obligee hereunder or ordered by Obligor for financing hereunder, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed therein which are subject to the interest of Obligee pursuant to the terms of this Agreement.

                  "EQUIPMENT COST" of each Item of Equipment means the amount specified in the applicable Supplement with respect thereto as "Equipment Cost". Such amount may, in the case of any Item acquired by the Obligee directly from the Obligor, be the current fair market value thereof as set forth in an independent appraisal report delivered to and satisfactory in form and substance to the Obligee; otherwise such amount will be equal to the sum of (i) the total cost paid by Obligee for its interest in such Item, plus (ii) all excise, sales and use taxes paid by Obligor on or with respect to the acquisition of such Item, plus


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(iii) all costs and expenses approved and paid by Obligor in connection with the delivery and installation of such Item.

                  "ESTIMATED RESIDUAL VALUE" for any Item of Equipment shall mean an amount obtained by multiplying (i) the percentage set forth in the Related Exhibit A for such Item under the caption "Estimated Residual Value Percentage" applicable to the Basic Term or Renewal Term then ending, by (ii) the Equipment Cost for such Item.

                  "EVENT OF DEFAULT" means any of the events referred to in Section 22 hereof.

                  "EVENT OF LOSS" with respect to any Item of Equipment means
(i) the loss of such Item of Equipment or any substantial part thereof, or (ii) the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of 45 days during the Term, or existing at the expiration or earlier termination of the Term, or (iii) the destruction, damage beyond repair, or rendition of such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (iv) the condemnation, confiscation, seizure, or requisition of use or title to such Item of Equipment or any substantial part thereof by any governmental authority under the power of eminent domain or otherwise.

                  "GUARANTOR" means OHM Corporation, an Ohio corporation, and any other guarantor of the payment and performance of the Obligations under or relating to the Principal Documents.

                  "GUARANTY" means the Guaranty of OHM Corporation dated as of December 24, 1996, and any other guaranty of the payment and performance of the Obligations under or relating to the Obligor Documents, executed and delivered by any Guarantor.

                  "HAZARDOUS MATERIAL" means (i) petroleum or petroleum products (including crude oil and its fractions), radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "hazardous air pollutants", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances", "pollutants", "contaminants", or words of similar import, under any applicable Environmental Laws (including without limitation, hazardous waste, as defined by 42 U.S.C. Section 6903(S), any hazardous substance as defined by 42 U.S.C. Section 9601(14), and any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33)); and (iii) any other chemical, material or substances, exposure to which is prohibited, limited or regulated by an Environmental Law or by a governmental authority.


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                  "ITEM OF EQUIPMENT" OR "ITEM" means a single unitary
item of the Equipment.

                  "LIEN" means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

                  "MAXIMUM EQUIPMENT COST" means the amount specified as such on each consecutively numbered Exhibit A now or hereafter attached hereto and made a part hereof.

                  "MAXIMUM OBLIGOR RISK AMOUNT" for any Item of Equipment shall mean the percentage set forth in the Related Exhibit A for such Item under the caption "Maximum Obligor Risk Percentage" applicable to the Basic Term or Renewal Term then ending, multiplied by the Equipment Cost for such Item.

                  "MAXIMUM OBLIGEE RISK AMOUNT" for any Item of Equipment shall mean the percentage set forth in the Related Exhibit A for such Item under the caption "Maximum Obligee Risk Percentage" applicable to the Basic Term or Renewal Term then ending, multiplied by the Equipment Cost for such Item.

                  "MAXIMUM TERM" for each Item of Equipment shall mean the maximum number of months, in aggregate, of the Basic Term and all Renewal Terms of such Item of Equipment, as specified in the Related Exhibit A applicable to such Item of Equipment.

                  "NET PROCEEDS OF SALE" shall have the meaning given to such term in Section 29(d) hereof.

                  "OBLIGOR DOCUMENTS" shall mean this Equipment Agreement, each Related Exhibit A, each Supplement executed from time to time, each Cross Receipt, each other related instrument, document and agreement, and all riders, amendments or supplements thereto from time to time.

                  "PAYMENT DATE" for each Item of Equipment means (i) for the Basic Term thereof, each date on which a Basic Payment is due and payable for such Item pursuant to Section 7(b) hereof, and (ii) for each Renewal Term thereof, each date on which a Basic Payment is due and payable for such Item as provided in Section 28(a) hereof.

                  "PAYMENT PERIOD" for each Item of Equipment means (i) for the Basic Term of such Item, each period for which a Basic Payment is to be made for such Item during the Basic Term thereof as set forth on the Related Exhibit A for such Item (opposite the reference to Payment Periods for Basic Term), and
(ii) for each Renewal Term of such Item, each period for which a Basic Payment is to be made for such Item during such Renewal Term as set forth on the Related Exhibit A for such Item (opposite the reference to Payment Periods for Renewal
Term).

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                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

                  "PRIME RATE" means the interest rate per annum announced from time to time by Bank of Tokyo-Mitsubishi Trust Company, New York, New York,as its "prime" or "base" lending rate."

                  "PURCHASE OPTION AMOUNT" shall have the meaning given to such term in Section 28(b) hereof.

                  "REINVESTMENT PREMIUM" for any Item of Equipment, as of any determination date, shall mean the excess, if any, of (a) the net present value of the sum of (i) all Basic Payments remaining to be paid after such determination date through the expiration of the Maximum Term of such Item, that would have been payable for such Item following such determination date if this Agreement had been renewed through and inclusive of the expiration of the Maximum Term of such Item, and (ii) the Estimated Residual Value applicable to such Item at such expiration of the Maximum Term (together, the sum of (i) and (ii) being referred to as the "Discounted Payments"), each discounted at a rate equal to the sum of the then current yield for direct obligations of the United States Treasury having a maturity equal to the average life of the Discounted Payments plus fifty basis points (0.50%), over (b) the Estimated Residual Value applicable to such Item at such time of determination.

                  "RELATED EXHIBIT A" means, with respect to an Item of Equipment, the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof to which such Item relates as specified in Section 4 hereof.

                  "RELEASE" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ. ("CERCLA") and the term "DISPOSAL" (or "DISPOSED") shall have the meaning specified in the Resource Conversation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that applicable state law establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

                  "REMEDIATION CONTRACT" means any contract pursuant to which Obligor becomes a remedial response contractor at any Site at which Obligor uses the Equipment to perform remedial response activities.



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                  "RENEWAL TERM" for each Item of Equipment means each period following the end of the Basic Term for such Item with respect to which Obligor has the option to renew this Agreement pursuant to Section 28(a) hereof.

                  "SITE" means any site at which Obligor uses the Equipment to perform remedial response activities.

                  "SUPPLEMENT" means a Supplement substantially in the form attached hereto as Exhibit B, to be executed by Obligee and Obligor with respect to an Item or Items of Equipment as provided in Section 4 hereof, evidencing that such Item or Items are financed hereunder.

                  "SUPPLEMENTAL PAYMENTS" means all amounts, liabilities and obligations which Obligor assumes or agrees to pay hereunder to Obligee or others, including payments of Casualty Loss Value, indemnities, and any Reinvestment Premium that may become payable by Obligor hereunder, but excluding Basic Payments.

                  "TERM" means the full term of this Agreement with respect to each Item of Equipment, including the Basic Term and each Renewal Term.

                  "TERMINATION DATE", for any Item of Equipment, means the last day of the Basic Term of such Item, or if the Term of such Item has been renewed pursuant to Section 28(a), the last day of the Renewal Term of such Item.

                  "TERMINATION VALUE" of each Item of Equipment as of any termination date (as defined in Section 33) means an amount determined by multiplying the Cost of such Item of Equipment by the percentage set forth opposite such termination date on the Schedule of Termination Values attached to the Related Exhibit A for such Item.

The words "this Agreement", "herein", "hereunder", "hereof" or other like words mean and include this Equipment Agreement, each Related Exhibit A, each Supplement, and each amendment and supplement hereto and thereto.

         2. AGREEMENT FOR FINANCING OF EQUIPMENT. Subject to, and upon all of the terms and conditions of this Agreement, Obligee hereby agrees to finance for Obligor, and Obligor hereby agrees to finance from Obligee, each Item of Equipment. Provided that no Event of Default has occurred and is continuing hereunder, Obligee agrees that it shall not interfere with Obligor's quiet enjoyment and use of any Item of Equipment financed hereunder during the Term thereof.

         3. CONDITIONS PRECEDENT. Obligee shall have no obligation to purchase an interest in any Item of Equipment and to finance the same for Obligor unless each of the following conditions are fulfilled to the satisfaction of Obligee:
(i) no event which is

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(or with notice or lapse of time or both would become) an Event of Default has occurred and is continuing, nor has any information come to Obligee's attention from which Obligee or Obligor could reasonably and in good faith infer that such event might occur; (ii) there shall not have occurred since the date specified as the Financial Condition Reference Date on the Related Exhibit A for such Item, any event which, in the reasonable judgment of the Obligee or Obligor, has had a material adverse effect on the properties, executive management (taken as a whole), condition (financial or otherwise), operations or business of the Obligor taken as a whole or the Guarantor taken as a whole; (iii) such Item of Equipment is acceptable to Obligee, and is free of all Liens, other than any Lien specifically excepted in Section 15 hereof; (iv) the Acceptance Date for such Item of Equipment is a date within the Acquisition Period specified on the Related Exhibit A for such Item and Obligor has executed and delivered to Obligee the Related Exhibit A for such Item; (v) the Equipment Cost of such Item of Equipment, when added to the total Equipment Cost of all Equipment of the type to which such Item relates and which has been financed hereunder, or ordered by Obligor for financing hereunder, will not be such an amount so as to cause the Maximum Equipment Cost specified on the Related Exhibit A for such Item to be exceeded; (vi) Obligee has received an invoice for such Item of Equipment from the seller thereof, approved for payment by Obligor, showing Obligor as the purchaser of an interest in such Item, or, if Obligor is the seller of an interest in such Item, a receipt for the transfer of such interest from Obligor to Obligee in form and substance satisfactory to Obligee, together with an appraisal report delivered to and satisfactory in form and substance to the Obligee, demonstrating that the Equipment Cost of such Item is equal to the current fair market value thereof, and, if requested by the Obligee, evidence, satisfactory to Obligee, that Obligee has satisfied all payment obligations incurred in connection with its original acquisition of such Item, (vii) Obligee has received a Supplement for such Item, duly executed by Obligor, and dated the Acceptance Date for such Item; (viii) all filings or recordings of such documents as shall be necessary or advisable in order to establish and perfect Obligee's or any Assignee's interest in the Equipment as against Obligor and/or third parties in any applicable jurisdiction shall have been made, and Obligee or such Assignee shall have received lien searches satisfactory to it, provided that for any Equipment subject to motor vehicle titling laws, Obligor have until the Basic Term Commencement Date to deliver to Obligee or any Assignee a copy of the certificate of title therefor, as filed with, and bearing the filing stamp of, the appropriate department of motor vehicles or other appropriate state authority, and a copy of the manufacturer's statement or certificate of origin therefor, reflecting Obligee or such Assignee as first lienholder; (ix) Obligee shall have received the Cross Receipt and such other documents concerning the Obligor and the Guarantor, appraisals, opinions, certificates and waivers, in form and substance satisfactory to Obligee, as Obligee may


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require; and (x) Obligor shall have procured all licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental body, agency or authority, and otherwise complied with any Environmental Laws in connection with the ownership, delivery, installation, use and operation of each Item of Equipment at its current location.

         4. DELIVERY, ACCEPTANCE AND FINANCING OF EQUIPMENT. Obligee shall not be liable to Obligor for any failure or delay in obtaining any Item of Equipment or making delivery thereof. Forthwith upon delivery of each Item of Equipment to Obligor, Obligor will inspect such Item, and unless Obligor gives Obligee prompt written notice of any defect in or other proper objection to such Item, Obligor shall promptly upon completion of such inspection execute and deliver to Obligee a Supplement for such Item, dated the Acceptance Date of such Item. The execution by Obligee and Obligor of a Supplement for an Item of Equipment shall
(a) evidence that such Item is financed under, and is subject to all of the terms, provisions and conditions of, this Agreement, and (b) constitute Obligor's unconditional and irrevocable acceptance of such Item for all purposes of this Agreement. An Item of Equipment shall be conclusively deemed to relate to the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof on which is set forth (i) a description of such Item or the type of Equipment to which such Item relates and (ii) the Acquisition Period within which the Acceptance Date for such Item has occurred.

         5. TERM. The Basic Term for each Item of Equipment shall commence on the Basic Term Commencement Date thereof and, unless this Agreement is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall end on the date specified therefor in the Supplement for such Item. If not sooner terminated pursuant to the provisions hereof, the Term for each Item of Equipment shall end on the last day of the Basic Term thereof, or if this Agreement is renewed pursuant to Section 28(a) hereof, on the last day of the last Renewal Term thereof.

         6.       END OF TERM DELIVERY OF EQUIPMENT.

         (a) Upon the expiration or earlier termination of the Term with respect to each Item of Equipment (unless Obligor has exercised its purchase option with respect to Obligee's interest therein pursuant to Section 28(b) hereof), Obligor will, at its expense, surrender and deliver possession of each Item of Equipment to Obligee at such location within the continental United States as shall be designated by Obligee in writing, or, in the absence of such designation, at the then location of each such Item. At the time of such delivery to Obligee, each Item of Equipment (and each part or component thereof) shall (i) be in good operating order, and in the repair and condition as when originally delivered to Obligor, ordinary wear and tear from proper use thereof excepted, (ii) be capable (including, without



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limitation, in respect of its packaging and labeling) of being immediately assembled and operated by a third party purchaser or third party lessee without further inspection, repair, replacement, alterations or improvements (excluding third party peculiar requirements for compatibility with then existing third party products, equipment or facilities, or compliance by such third party with any applicable Environmental Laws), (iii) be in accordance and compliance with any and all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of such Item (including without limitation, Environmental Laws), (iv) be capable of performing its originally intended functions within its original manufacturer's specified tolerances, (v) be free of all Hazardous Materials, contaminants, toxic chemicals and residue of any kind, (vi) be free and clear of all Liens, other than any Lien granted or placed thereon by Obligee or any Assignee. All de-installation of the Equipment shall be performed by technical personnel acceptable to the Obligee. In addition to the foregoing, Obligor shall be liable for and shall pay all costs and expenses of removing the Equipment from the location thereof in accordance with Environmental Laws. If any Item of Equipment is originally equipped with tires or mounted on Equipment with tires, such Item or Equipment shall, in addition to satisfying the requirements of the preceding sentence, be returned with all tires installed thereon, with each tire having at least fifty percent (50%) or more tread remaining thereon, and with each brake having at least fifty percent (50%) or more remaining brake life thereon.

         (b) Until each such Item of Equipment has been delivered to Obligee in the condition and as otherwise provided in this Section 6 (unless Obligor has exercised its purchase option with respect to Obligee's interest therein pursuant to Section 28(b) hereof), Obligor shall continue to pay Obligee, on the same dates on which Basic Payments for such Item were payable during the Basic Term thereof (or, if the Term of such Item has been renewed, the most recent Renewal Term thereof), the same Basic Payments for such Item that were payable on the last Payment Date of the Basic Term thereof, or if the Term of such Item has been renewed pursuant to Section 28(a), the same Basic Payments that were payable on the last Payment Date during the most recent Renewal Term.

         (c) The provisions of this Section 6 are of the essence of this Agreement and upon application to any court of equity having jurisdiction in the premises, Obligee shall be entitled to a decree against Obligor requiring specific performance of the covenants of Obligor set forth in this Section 6.

         7.       PAYMENTS.

         (a) [intentionally omitted].


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         (b) BASIC PAYMENTS. Obligor hereby agrees to pay Obligee Basic Payments for each Item of Equipment during the Basic Term thereof at the times and on the Payment Dates set forth on the Related Exhibit A for such Item and in an amount obtained by multiplying (i) the Equipment Cost of such Item by (ii) the percentage of Equipment Cost set forth (opposite the Basic Payment Percentage reference) on such Related Exhibit A, as the same may be adjusted pursuant to Related Exhibit A.

         (c) SUPPLEMENTAL PAYMENTS. Obligor also agrees to pay to Obligee, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments, promptly as the same shall become due and owing, and in the event of any failure on the part of Obligor so to pay any such Supplemental Payment hereunder Obligee shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Payments.

         (d) METHOD OF PAYMENT. All Basic Payments and Supplemental Payments required to be made by Obligor to Obligee shall be made in immediately available funds not later than 12:00 noon Eastern time. In the event of any assignment to an Assignee pursuant to Section 14(b) hereof, all payments which are assigned to such Assignee, whether Basic Payments, Supplemental Payments or otherwise, shall be paid in such manner as shall be designated by Obligee or such Assignee. Time is of the essence in connection with the payment of Basic Payments and Supplemental Payments.

         Whenever any payment hereunder shall be stated to be due on a day which is not a day on which banks are required to be open for business in Boston, Massachusetts (a "Banking Day"), such payment shall be made on the next succeeding Banking Day.

         8. NET FINANCING. This Agreement is a net financing agreement. Obligor acknowledges and agrees that Obligor's obligations hereunder, including, without limitation, its obligations to make Basic Payments for all Equipment financed hereunder, to pay all Supplemental Payments payable hereunder and under each other Obligor Document, shall be unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by Obligor, and shall be paid and performed by Obligor without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Obligor may have against Obligee, any Assignee, any manufacturer or supplier of the Equipment or any part or Item thereof, or any other Person for any reason whatsoever or any defect in the Equipment or any part or Item thereof, or the condition, design, operation or fitness for use thereof, or any damage to, or any loss or destruction of, the Equipment or any part or Item thereof, any Liens or rights of



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others with respect to the Equipment or any part or Item thereof, or any prohibition or interruption of or other restriction against Obligor's use, operation or possession of the Equipment or any part or Item thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or any default by Obligee in the performance of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Obligee, or of any Assignee, or of Obligor to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Obligee, any Assignee or Obligor, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Basic Payments and Supplemental Payments payable by Obligor hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

         9. GRANT OF SECURITY INTEREST; EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY. This Agreement is a financing intended as security. Obligor hereby grants to Obligee a security interest in the Equipment, the Required Alterations, the Optional Alterations and all proceeds thereof as collateral security for the payment and performance by Obligor of Obligor's obligations as Obligor hereunder. It is the intention and understanding of both Obligee and Obligor, and Obligor shall take all such actions as may be required to assure, that the Equipment shall be and at all times remain personal property, notwithstanding the manner in which the Equipment may be attached or affixed to realty. Obligor shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. Upon request by Obligee, Obligor shall obtain and deliver to Obligee valid and effective waivers, in recordable form, by the owners, landlords and mortgagees of the real property upon which the Equipment or any Item of Equipment is located or certificates of Obligor that it is the owner of such real property or that such real property is not leased and/or mortgaged; PROVIDED, that if an Item is located on a Site designated as a National Priority Fund Site (or any similar designation) pursuant to applicable Environmental Laws, the Obligee may in lieu of delivering waivers from owners, landlords or mortgagees, deliver to the Obligee evidence, reasonably satisfactory to the Obligee, of the Obligor's currently effective contractual arrangements with respect to such Site, so long as such contractual arrangements do not provide for any lien or security interest in such Item. Obligor shall cause each Item of Equipment subject to motor vehicle titling and registration laws to be titled in the name of Obligor, as owner, with Obligee or Assignee, as applicable to be shown as sole lienholder, and shall cause all certificates of title to be promptly furnished to Obligee.

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         10. USE OF EQUIPMENT; COMPLIANCE WITH LAWS. Obligor agrees that the
Equipment will be used and operated solely in the conduct of its business and in compliance with any and all Remediation Contracts, insurance policy terms, conditions and provisions and with all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use, management and operation of the Equipment, including, without limitation, all applicable Environmental Laws (including without limitation, those pertaining to the operation of dewatering equipment and the disposal of any solid wastes resulting therefrom) and with the terms of all Remediation Contracts, and will promptly rectify any noncompliance therewith, and including, in the case of any Item subject to motor vehicle titling and registration laws, all titles, registrations, registration plates, permits, licenses, and all renewals thereof. Obligor shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental body, agency or authority in connection with the ownership, delivery, installation, use and operation of each Item of Equipment, including without limitation, those required by Environmental Laws. Obligor will use and maintain the Equipment in a careful and proper manner, in accordance with all Remediation Contracts and the manufacturer's or supplier's instructions or manuals, and only by competent and duly qualified personnel authorized by Obligor. The Equipment will at all times be and remain in the possession and control of Obligor; PROVIDED, that the Obligor may for temporary periods not exceeding 30 days in length relinquish possession and control of any Item to the manufacturer or to an independent contractor, for purposes of repair or alteration required or permitted hereunder. The Equipment shall in no event be located outside of the continental limits of the United States. Obligor shall use every reasonable precaution to prevent loss or damage to each Item of Equipment from fire and other hazards.

         10A. CERTAIN COVENANTS. All storage and use of Hazardous Substances in connection with the Equipment, and the installation and de-installation of the Equipment, shall be in strict compliance with Environmental Laws applicable thereto. Obligor will promptly give written notice to Obligee of the occurrence of any Event of Loss or Event of Default, of the commencement of any litigation or proceedings affecting Obligor from time to time which, if adversely determined, could have a material adverse effect on Obligor's business, operations or financial condition taken as a whole or which could otherwise affect the Equipment, or of any dispute between Obligor and any governmental regulatory body or other party that involves any of the Equipment.

         In addition to the foregoing,

         (1) Obligor will promptly provide the Obligee with written notice:

                  (a) upon the Obligor's obtaining knowledge of any cancellation or threatened cancellation or material adverse change in any insurance affecting the Equipment or the Obligee or Assignee as additional insured (whether formal or informal);

                  (b) [intentionally omitted];

                  (c) upon the Obligor's obtaining knowledge of any violation or alleged violation of any Environmental Law regarding the operations of the Equipment at a Site;

                  (d) upon the Obligor's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Material at or from the Equipment which it reports in writing or which is required to report in writing to any governmental authority or which could materially adversely affect the Obligor or the Equipment;

                  (e) upon the Obligor's receipt of any notice of violation or alleged violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action, with regard to (i) the Obligor's or any person's operation of the Equipment, (ii) contamination at or from the Equipment or (iii) investigation or remediation of offsite locations at which the Obligor or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials from a Site; or

                  (f) upon the Obligor's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials at or from a Site, with respect to which the Obligor may be liable or for which a Lien may be imposed on the Equipment; or

                  (g) that Obligor is or shall be named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Materials at or from a Site, or in excess of such costs and expenses payable or reimburseable under any Remediation Contract.

         In addition to the foregoing, Obligor will provide to Obligee:

                  (h) as soon as practicable after request by the Obligee from time to time, a written report of an investigation, conducted to the satisfaction of the Obligee, by a consultant to be selected or approved by the Obligee, as to any significant environmental, health or safety violations, hazards or liabilities to which Obligor or Guarantor may be subject in respect of the Equipment or a Site;

                  (i) promptly and in any event within five Business Days after receipt thereof by Obligor or Guarantor, a copy of each notice, citation or other communication from the United States Environmental Protection Agency, any state environmental protection agency, any court or other governmental Person, and of each consent agreement, consent decree, judgment or other document with any such Person, in each case asserting an actual or potential violation, fine, penalty, enforcement action or liability of Obligor or Guarantor under any Environmental Laws in respect of the Equipment or a Site, or otherwise if the effect or adverse determination thereof would reasonably have a materially adverse effect on the properties, condition (financial or otherwise), operations or business of Obligor and of Guarantor taken as a whole.

                  (2) except in accordance with Environmental Laws and as set forth in any Remediation Contract:

                           (i) no portion of the Equipment has been or will
                  be used for the handling, processing, storage or disposal of Hazardous Materials;

                           (ii) neither Obligor nor any of its subcontractors
                  have released or will release any Hazardous Materials at or from a Site; and

                           (iii) there have been and will be no unpermitted
                  Releases or threatened Releases which would result in a lien upon such Equipment; and there have been and will be no unpermitted Releases or threatened Releases by Obligor or any of its subcontractors which would reasonably have a material adverse effect on the environment or the value of the property at or in the vicinity of a Site;

                  (3) if any unpermitted Release or Disposal of Hazardous Materials shall occur or shall have occurred as a result of the operation of the Equipment not in accordance with Environmental Laws, Obligor shall cause the prompt containment and removal of such Hazardous Materials and remediation of a Site as necessary to comply with all Environmental Laws or to preserve the value of the Equipment;

                  (4) Obligor will at all times maintain in effect any indemnification of Obligee contained in any Remediation Contract, and will maintain such insurance, performance bonds, or other financial assurance as is required by applicable law or reasonably required by the Obligee or by any Remediation Contract; and

                  (5) any Hazardous Materials that will be handled by the Equipment or that will be generated by the Equipment, to the best knowledge of Obligor, will be transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities will be to the best knowledge of the Obligor, operating in compliance with such permits and applicable Environmental Laws.

         11. MAINTENANCE AND REPAIR OF EQUIPMENT. Obligor agrees, at its own cost and expense, to keep, repair, maintain and preserve the Equipment in good order and operating condition, and in compliance with such maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to the Equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item of Equipment, and in compliance with all Remediation Contracts and requirements of law applicable to the maintenance and condition of the Equipment, including, without limitation, environmental, noise and pollution laws and regulations (including notifications and reports). Obligor shall, at its own cost and expense, supply the necessary power and other items required in the operation of the Equipment. Obligor hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of Obligee.

         12.      REPLACEMENTS; ALTERATIONS; MODIFICATIONS;
SUBSTITUTIONS.

         (a) In case any Item of Equipment (or any equipment, part or appliance therein) is required to be altered, added to, replaced or modified in order to comply with any laws, regulations, requirements or rules ("Required Alteration") pursuant to Sections 10 or 11 hereof, Obligor agrees to make such Required Alteration at its own expense and an interest in the same shall immediately vest in Obligee and the same shall be subject to the terms of this Agreement. Obligor may make any optional alteration to any Item of Equipment ("Optional Alteration") provided such Optional Alteration does not impair the value, use or remaining useful life of such Item of Equipment. An interest in such Optional Alteration shall be immediately vested in Obligee and the same shall be subject to this Agreement. Obligor agrees that, within 30 days after the close of any calendar quarter in which Obligor has made any Required Alterations that could have an adverse effect upon the value, utility or useful life of any Item of Equipment, Obligor will give written notice thereof to Obligee describing, in reasonable detail, the Required Alterations and specifying the cost thereof with respect to such Item of Equipment and the date or dates when made. Any parts installed or replacements made by Obligor upon any Item of Equipment pursuant to its obligation to maintain and keep the Equipment in good order, operating condition and repair under Section 11 hereof shall be considered accessions to such Item of Equipment and an interest therein shall be immediately vested in Obligee and the same shall be subject to this Agreement. Except as required or permitted by the provisions of this Section 12, Obligor shall not modify an Item of Equipment without the prior written authority and approval of Obligee.

          (b) With the prior written consent of Obligee, not to be unreasonably withheld, Obligor shall be permitted to substitute for any Item of Equipment then subject to this Agreement (provided that, in Obligor's good faith opinion, as evidenced by a certificate of its President, treasurer or chief financial officer, such Item shall have become no longer useful, or surplus, to Obligor in its business), like kind equipment having a fair market value and utility equal to or greater than such Item. Such fair market value and utility shall be determined by the Obligee in its reasonable discretion. If such substitution is permitted by the Obligee, the item of equipment so substituted shall be considered an "Item of Equipment" subject to this Agreement and the interest of the Obligee hereunder, and Obligor shall execute such documents as may be reasonably requested by Obligee to evidence its interest therein, and Obligee's rights and interests in, to and under the item of equipment having been so substituted shall be terminated and Obligee shall execute and deliver to Obligor a transfer and release of its interest in such item to Obligor, "as is where is" without representation or warranty of any kind.

         13. IDENTIFICATION MARKS; INSPECTION. Obligor agrees, upon the request of Obligee, at Obligor's sole cost and expense, to place markings on the Equipment by stencil or by a metal tag or plate affixed thereto showing plainly, distinctly and conspicuously Obligee's security interest therein; provided, however, that such identification markings are to be placed so as not to interfere with the usefulness of such Item of Equipment. If during the Term any such identification marking shall at any time be defaced or destroyed, Obligor shall immediately cause such defaced or destroyed identification marking to be restored or replaced. Obligor shall not allow the name of any Person to be placed upon any Item of Equipment as a designation which might be interpreted as indicating a claim of a security interest therein by any Person other than Obligee or any Assignee. Upon the request of Obligee, Obligor shall make the Equipment available to Obligee for inspection and shall also make Obligor's records pertaining to the Equipment available to Obligee for inspection.

         14.      ASSIGNMENTS AND SUBLEASING.

         (a) BY OBLIGOR. EXCEPT IN CONNECTION WITH A TRANSACTION PERMITTED BY SECTIONS 12(b) or 14(c) AND TEMPORARY RELINQUISHMENTS OF POSSESSION PERMITTED BY
SECTION 10, OBLIGOR SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF OBLIGEE, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY ITEM OF EQUIPMENT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY OBLIGOR SHALL BE NULL AND VOID.

         (b) BY OBLIGEE. Obligee may, at any time, without notice to, or the consent of, Obligor sell, assign or transfer or grant a security interest in all or any part of Obligee's rights, obligations, title or interest in, to and under the Equipment or any Item(s) thereof, this Agreement, any Supplement and/or any Basic Payments and Supplemental Payments payable under this Agreement or any Supplement to any leasing or finance company, bank, insurance company or other financial institution. Any entity to whom any such sale, assignment, transfer or grant of security interest is made is herein called an "Assignee" and any such sale, assignment, transfer or grant of security interest is herein called an "assignment". An Assignee may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to such Assignee. Obligor agrees to execute such related amendments to this Agreement, such acknowledgments and other documents that may be reasonably requested by Obligee or an Assignee and that do not, taken as a whole, materially and adversely affect the interest of Obligor in the transactions contemplated by this Agreement. Each Assignee shall have and may enforce all of the rights and benefits of Obligee hereunder with respect to the Item(s) of Equipment and related Supplement(s) covered by the assignment, including, without limitation, the provisions of Section 8 hereof and Obligor's representations and warranties under Section 21 hereof. Each such assignment shall be subject to Obligor's rights hereunder so long as no Event of Default has occurred and is occurring hereunder. Obligor shall be under no obligation to any Assignee except upon written notice of such assignment from Obligee or, in the case of a reassignment, from the Assignee. Upon written notice to Obligor of any such assignment, Obligor agrees to pay the Basic Payments and Supplemental Payments with respect to the Item(s) of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice without any abatement, defense, setoff, counterclaim or recoupment whatsoever, and to otherwise comply with all notices, directions and demands which may be given by Obligee or such Assignee with respect to such Item(s), in accordance with the provisions of this Agreement. Notwithstanding any such assignment, all obligations of Obligee to Obligor under this Agreement shall be and remain enforceable by Obligor against Obligee and any Assignee to whom an assignment hereunder has been made.

         (c) CONSOLIDATIONS AND MERGERS BY OBLIGOR. OBLIGOR SHALL NOT CONSOLIDATE WITH OR MERGE INTO ANY OTHER CORPORATION OR CONVEY, TRANSFER OR LEASE SUBSTANTIALLY ALL OF ITS ASSETS AS AN ENTIRETY TO ANY PERSON UNLESS:

                  (I) THE CORPORATION FORMED BY SUCH CONSOLIDATION OR INTO WHICH OBLIGOR IS MERGED, OR THE PERSON WHICH ACQUIRES BY CONVEYANCE, TRANSFER OR LEASE SUBSTANTIALLY ALL OF THE ASSETS OF OBLIGOR AS AN ENTIRETY, SHALL BE A SOLVENT CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE OR THE DISTRICT OF COLUMBIA AND SHALL EXECUTE AND DELIVER TO OBLIGEE AND EACH ASSIGNEE AN AGREEMENT CONTAINING AN EFFECTIVE ASSUMPTION BY SUCH SUCCESSOR, TRANSFEREE OR LESSEE CORPORATION OF THE DUE AND PUNCTUAL PERFORMANCE AND OBSERVANCE OF EACH COVENANT AND CONDITION OF THIS EQUIPMENT AGREEMENT; PROVIDED ANY LEASE OF SUBSTANTIALLY ALL OF ITS ASSETS SHALL NOT RELEASE OBLIGOR FROM ITS OBLIGATIONS UNDER THIS EQUIPMENT AGREEMENT, WHICH OBLIGATIONS SHALL AT ALL TIMES REMAIN PRIMARY AND DIRECT;

                  (II) IMMEDIATELY AFTER GIVING EFFECT TO SUCH TRANSACTION, NO EVENT OF DEFAULT, AND NO EVENT WHICH, AFTER NOTICE OR LAPSE OF TIME, OR BOTH, WOULD BECOME AN EVENT OF DEFAULT, SHALL HAVE OCCURRED AND BE CONTINUING;

                  (III) IMMEDIATELY AFTER GIVING EFFECT TO SUCH TRANSACTION, THE TANGIBLE NET WORTH (HEREINAFTER DEFINED) OF THE CORPORATION FORMED BY SUCH CONSOLIDATION OR INTO WHICH OBLIGOR IS MERGED OR THE PERSON WHICH ACQUIRED BY CONVEYANCE, TRANSFER OR LEASE SUBSTANTIALLY ALL THE ASSETS OF OBLIGOR AS AN ENTIRETY, AS THE CASE MAY BE, SHALL NOT BE LESS THAN THE TANGIBLE NET WORTH OF OBLIGOR AS REFLECTED IN THE THEN MOST RECENT OF OBLIGOR'S LATEST CERTIFIED FINANCIAL STATEMENTS FURNISHED BY OBLIGOR PURSUANT TO SECTION 30 HEREOF PRIOR TO SUCH CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE; AND

                  (IV) OBLIGOR SHALL HAVE DELIVERED TO OBLIGEE, AND ASSIGNEE A CERTIFICATE SIGNED BY TWO OFFICERS, ONE OF WHOM SHALL BE THE PRESIDENT OR A VICE PRESIDENT, AND ONE OF WHOM SHALL BE THE TREASURER OR THE SECRETARY OR AN ASSISTANT SECRETARY OF OBLIGOR, AND AN OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE ADDRESSEES THEREOF OF OBLIGOR'S COUNSEL, EACH STATING THAT SUCH CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE AND THE ASSUMPTION AGREEMENT MENTIONED IN CLAUSE (I) ABOVE COMPLIES WITH THIS SECTION 14(c) AND THAT ALL CONDITIONS PRECEDENT HEREIN PROVIDED FOR RELATING TO SUCH TRANSACTION HAVE BEEN COMPLIED WITH.

         UPON ANY CONSOLIDATION OR MERGER, OR ANY CONVEYANCE, TRANSFER OR LEASE OF SUBSTANTIALLY ALL THE ASSETS OF OBLIGOR AS AN ENTIRETY IN ACCORDANCE WITH THIS SECTION 14(c), THE SUCCESSOR CORPORATION FORMED BY SUCH CONSOLIDATION OR INTO WHICH OBLIGOR IS MERGED OR TO WHICH SUCH CONVEYANCE, TRANSFER OR LEASE IS MADE

SHALL SUCCEED TO, AND BE SUBSTITUTED FOR (BUT WITHOUT RELEASE OF OBLIGOR TO
THE EXTENT THE PROVISION TO CLAUSE (I) ABOVE IS APPLICABLE), AND MAY EXERCISE EVERY RIGHT AND POWER OF, OBLIGOR UNDER THIS EQUIPMENT AGREEMENT WITH THE SAME EFFECT AS IF SUCH SUCCESSOR CORPORATION HAD BEEN NAMED AS A OBLIGOR HEREIN. FOR PURPOSES OF THIS SECTION 14(c) "TANGIBLE NET WORTH" MEANS THE TOTAL OF THE PAR VALUE OF COMMON STOCK AND ANY CLASS OR SERIES OF PREFERRED STOCK (AFTER DEDUCTION FOR TREASURY STOCK), ADDITIONAL PAID-IN CAPITAL, GENERAL CONTINGENCY RESERVES AND RETAINED EARNINGS OR DEFICIT, DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, MINUS THE FOLLOWING ITEMS (WITHOUT DUPLICATION OF DEDUCTIONS), IF ANY, APPEARING ON THE BALANCE SHEET: (I) THE BOOK VALUE OF ALL ASSETS (INCLUDING, WITHOUT LIMITATION, GOODWILL) WHICH WOULD BE TREATED AS INTANGIBLES UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; AND
(II) ANY WRITE-UP IN THE BOOK AMOUNT OF ANY EXISTING ASSET RESULTING FROM A RE-EVALUATION THEREOF FROM THE BOOK AMOUNT ENTERED UPON ACQUISITION IN EXCESS OF THAT PERMITTED UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         15. LIENS. Obligor will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (i) the Equipment or any part or Item thereof, Obligee's interest therein, or (ii) any of Obligee's interests in, to or under this Agreement, except any Lien granted or placed thereon by Obligee or any Assignee. Obligor, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Agreement and the Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Obligee and each Assignee, any such Lien not excepted above if the same shall arise at any time. Obligor will notify Obligee and each Assignee in writing promptly upon becoming aware of any tax or other Lien (other than any lien excepted above) that shall attach to the Equipment or any Item of Equipment, and of the full particulars thereof.

         16.      LOSS, DAMAGE OR DESTRUCTION.

         (a) RISK OF LOSS, DAMAGE OR DESTRUCTION. Obligor hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Item of Equipment, however caused or occasioned, such risk to be borne by Obligor with respect to each Item of Equipment from the date of this Agreement, and continuing until such Item of Equipment has been delivered to Obligee in accordance with the provisions of
Section 6 hereof or Obligee's interest therein has been purchased by Obligor in accordance with the provisions of Section 28 hereof. Obligor agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Obligor under this Agreement, including, without limitation, the obligation to pay Basic Payments.

         (b) PAYMENT OF CASUALTY LOSS VALUE UPON AN EVENT OF LOSS. If an Event of Loss occurs with respect to an Item of Equipment during the Term thereof, Obligor shall give Obligee prompt written notice thereof and shall pay to Obligee on the Casualty Loss Value Payment Date next following the date of such Event of Loss (or on the last day of the Term if there is no succeeding Casualty Loss Value Payment Date) the sum of (i) all unpaid Basic Payments payable for such Item of Equipment for any Payment Period prior to the Payment Period in which the Event of Loss has occurred, plus (ii) (x) if Basic Payments for such Item of Equipment are payable in advance, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next preceding or coincident with the date of such Event of Loss, plus the Basic Payment payable for such Item for the Payment Period in which such Event of Loss has occurred if such Basic Payment was not paid on the Payment Date therefor, or
(y) if Basic Payments for such Item are payable in arrears, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next following the date of such Event of Loss, plus the Basic Payment payable for such Item of Equipment for the Payment Period in which such Event of Loss has occurred if such Casualty Loss Value Payment Date for such Item is a Payment Date, plus (iii) all other Supplemental Payments due for such Item of Equipment as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii), for such Item determined as of the Casualty Loss Value Payment Date. Any payments received at any time by Obligee or by Obligor from any insurer or other party (except Obligor) as a result of the occurrence of such Event of Loss will be applied in reduction of Obligor's obligation to pay the foregoing amounts, if not already paid by Obligor, or, if already paid by Obligor, will be applied to reimburse Obligor for its payment of such amount, unless an Event of Default shall have occurred and be continuing. Upon payment in full of such Casualty Loss Value, Basic Payments and Supplemental Payments,
(A) the obligation of Obligor to make Basic Payments hereunder with respect to such Item of Equipment shall terminate and the Term of such Item shall terminate, and (B) Obligor shall, as agent for Obligee, as soon as practicable, dispose of such Item or Items of Equipment in a manner reasonably acceptable to Obligee.

         (c) APPLICATION OF BASIC PAYMENTS NOT RELATING TO AN EVENT OF LOSS. Any payments (including, without limitation, insurance proceeds) received at any time by Obligee or Obligor from any governmental authority or other party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 11 and 12 hereof, if not already paid by Obligor, or if already paid by Obligor and no Event of Default shall have occurred and be continuing, shall be applied to reimburse Obligor for such payment, and any balance remaining after compliance with the provisions of said Sections with respect to such loss or damage shall be retained by Obligor.

         17. INSURANCE. Obligor will cause to be carried and maintained, at its sole expense, with respect to the Equipment at all times during the Term thereof and until the Equipment has been delivered to Obligee (a) physical damage insurance insuring against all risks of physical loss or damage to the Equipment, in an amount not less than the greater of the Casualty Loss Value of the Equipment or the replacement value of the Equipment, and (b) comprehensive insurance against general liability for bodily injury, death and property damage resulting from the use and operation of the Equipment in an amount not less than $10,000,000 per occurrence, in each case with exclusions and deductibles acceptable to Obligee and no greater than those applicable to insurance on similar equipment owned or operated by Obligor, and (c) contractor's pollution liability insurance in an amount not less than $7,500,000 per occurrence or such higher amount as Obligee may, at any time reasonably request, in each case with exclusions and deductibles acceptable to Obligee and no greater than those applicable to insurance on similar equipment owned or operated by Obligor. Such insurance policy or policies will name Obligee and each Assignee as the loss payees, as their interests may appear, on all policies referred to in clause (a) of the preceding sentence, and will name Obligee and each Assignee as additional insureds on all policies referred to in clause (b) of the preceding sentence. Such policies will provide that the same may not be invalidated against Obligee or any Assignee by reason of any violation of a condition or breach of warranty of the policies or the application therefor by Obligor, that the policies may be cancelled or materially altered or reduced in coverage (except as otherwise permitted under the terms of this Agreement) by the insurer only after thirty
(30) days' prior written notice to Obligee and each Assignee, and that the insurer will give written notice to Obligee and each Assignee in the event of nonpayment of premium by Obligor when due. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Obligee and each Assignee and authorized to do an insurance business in the state in which each Item of Equipment is located. In the event that any of such policies referred to in clause (b) of the first sentence of this Section shall now or hereafter provide coverage on a "claims-made" basis, Obligor shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Item of Equipment under this Agreement. Upon the execution of this Agreement and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies theretofore furnished under this Section, certificates of the insurance coverage required by this Section and, if requested by Obligee or any Assignee, copies of the policies evidencing such insurance coverage, shall be delivered by Obligor to Obligee and each other named loss payee and/or additional insured. Any certificate of insurance issued with respect to a blanket policy covering other equipment not subject to this Agreement shall specifically describe the Equipment as being included therein and covered thereby to the full extent of the coverages and amounts required hereunder. If Obligor shall fail to cause the insurance required under this Section to be carried and maintained, Obligee or any Assignee may provide such insurance and Obligor shall reimburse Obligee or any such Assignee, as the case may be, upon demand for the cost thereof as a Supplemental Payment hereunder.

         18. GENERAL TAX INDEMNITY. Obligor agrees to pay, defend and indemnify and hold Obligee, each Assignee and their respective successors and assigns harmless on an after-tax basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against Obligee, any Assignee, Obligor, the Equipment, any Item of Equipment, or any part thereof, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Equipment, or any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, purchase, ownership, delivery, financing, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, delivery, repossession, sale or other application or disposition of the Equipment, or any Item of Equipment or any part thereof, (c) the rentals, receipts or earnings arising from the Equipment or any Item of Equipment or any part thereof, or (d) this Agreement, each other Obligor Document, the Basic Payments and/or Supplemental Payments payable by Obligor hereunder and any amounts payable by Obligor under any other Obligor Document; provided, however, that the foregoing indemnity shall not apply to any taxes or other impositions based upon or measured solely by Obligee's or any Assignee's net income, and which are imposed or levied by any Federal, state or local taxing authority in the United States. Obligor will promptly notify Obligee of all reports or returns required to be made with respect to any tax or other imposition with respect to which Obligor is required to indemnify hereunder, and will promptly provide Obligee with all information necessary for the making and timely filing of such reports or returns by Obligee. Obligor will prepare and file the same if permitted by applicable law to file the same, or if not so permitted, Obligor shall prepare such reports or returns for signature by Obligee, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Obligee, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Obligor shall furnish Obligee with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Obligor pursuant to this Section 18. All of the indemnities contained in this
Section 18 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, Obligee and each Assignee.

         19.      INDEMNIFICATION.

         (a) Obligor hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless Obligee, each Assignee, and their respective officers, directors, stockholders, successors, assigns, agents and servants (each such party being herein, for purposes of this Section 19, called an "indemnified party") on an after-tax basis from and against any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including legal expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against any indemnified party, in any way relating to or arising out of (i) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or re-registration, delivery, financing, leasing, subleasing, re-leasing, possession (other than by Obligee or any Assignee), use (other than by Obligee or any Assignee), operation (other than by Obligee or any Assignee), storage, removal, delivery, return, repossession, sale or other disposition of the Equipment or any Item of Equipment, or any part thereof, including, without limitation, any of such as may arise from (A) loss or damage to any property or death or injury to any persons, (B) patent or latent defects in the Equipment (whether or not discoverable by Obligor or any indemnified party), (C) any claims based on absolute or strict liability in tort, (D) any claims based on patent, trademark, tradename or copyright infringement; or (ii) any failure on the part of Obligor to perform or comply with any of the terms of this Agreement or any other Obligor Document, and (E) any towing charges, parking tolls, fines, parking and speeding tickets, odometer certifications and other civil and criminal motor vehicle violations with respect to any such Item; and all penalties and interest applicable to any of the foregoing, except as set forth in the exception to
Section 23(a) hereof in the case of any repossession of the Equipment. Obligor shall give each indemnified party prompt notice of any occurrence, event or condition known to Obligor as a consequence of which any indemnified party may be entitled to indemnification hereunder. Obligor shall forthwith upon demand of any such indemnified party reimburse such indemnified party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Obligor shall be subrogated to an indemnified party's rights in any matter with respect to which Obligor has actually reimbursed such indemnified party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 19. In case any action, suit or proceeding is brought against any indemnified party in connection with any claim indemnified against hereunder, such indemnified party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Obligor thereof, enclosing a copy of all papers served upon such indemnified party, but failure to give such notice or to enclose such papers shall not relieve Obligor from any liability hereunder. Obligor may, and upon such indemnified party's request will, at Obligor's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Obligor and reasonably satisfactory to such indemnified party and in the event of any failure by Obligor to do so, Obligor shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such indemnified party in connection with such action, suit or proceeding.

         (b) To the full extent permitted by applicable law, the Obligor hereby agrees to defend, indemnify and hold harmless the Obligee, any Assignee and each of their respective affiliates and directors, officers, employees and agents from and against any and all loss, cost, expense or liability (including all costs of legal representation and all fines or penalties) incurred in connection with any and all claims or proceedings (whether brought by private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, from or through the property of the Obligor (including without limitation, the Equipment)(whether or not the release of such Hazardous Materials was caused by any of such Persons, a tenant or subtenant or a prior owner or tenant on any such property and whether or not the alleged liability is attributable to the handling, storage, generation, remediation, transportation or disposal of such substance or the mere presence of the substance on any such property), which any such indemnified party may incur due to acquisition of its interest in the Equipment, the financing of the Equipment for Obligor, the exercise of any of its rights under this Agreement (except, in the event of any foreclosure upon and repossession of the Equipment, to the extent caused by the gross negligence or willful misconduct of Obligee or its agents), or otherwise, including without limitation, any loss, cost, expense or liability relating to (i) any Release or threatened Release of any Hazardous Material at a Site (other than a release which is permitted pursuant to applicable Environmental Laws), (ii) any violation of any Environmental Laws with respect to conditions at a Site or the operations conducted thereon, or (iii) the investigation or remediation of offsite locations at which Obligor or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Materials from a Site.

                  (c) The provisions of this Section 19, and the obligations of Obligor under this Section 19, shall apply from the date of the execution of this Agreement notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement in whole or in part, including the expiration of termination of the Term with respect to any Item (or all) of the Equipment and any foreclosure or any modification, release or discharge or any or all of the obligations of Obligor under this Agreement, and are expressly made for the benefit of, and shall be enforceable by, each indemnified Person.

         20. NO WARRANTIES. OBLIGEE HEREBY FINANCES THE EQUIPMENT FOR OBLIGOR AS-IS AND OBLIGEE EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, THE EQUIPMENT. OBLIGOR HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST OBLIGEE FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT OR BY OBLIGOR'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS. So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as the Equipment shall be subject to this Agreement and Obligor shall be entitled to possession of the Equipment hereunder, Obligee authorizes Obligor, at Obligor's expense, to assert for Obligee's account, all rights and powers of Obligee under any manufacturer's, vendor's or dealer's warranty on the Equipment or any part thereof; provided, however, that Obligor shall indemnify, protect, save, defend and hold harmless Obligee from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Obligee in connection therewith, as a result of, or incident to, any action by Obligor pursuant to the foregoing authorization.

         21. OBLIGOR'S REPRESENTATIONS AND WARRANTIES. Obligor hereby represents and warrants that (a) Obligor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which the nature of its business makes such qualification necessary (including each state or other jurisdiction in which the Equipment or any part thereof will be located); (b) Obligor has the corporate power and authority to execute and perform this Agreement and each other Obligor Document and to finance the Equipment hereunder and thereunder, and has duly authorized the execution, delivery and performance of this Agreement and each other Obligor Document; (c) the financing of the Equipment by Obligee for Obligor, the execution and delivery of this Agreement and each other Obligor Document, and the compliance by the Obligor with the terms hereof and thereof, and the payments and performance by Obligor of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Obligor, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Obligor's Certificate of Incorporation (or equivalent document), its

By-Laws, or of any provisions relating to shares of the capital stock of Obligor, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Obligor is a party, or by or under which Obligor or any of Obligor's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Obligor's property or assets; (d) this Agreement and each other Obligor Document have each been executed by the duly authorized officer or officers of Obligor and delivered to Obligee and constitutes, and when executed by the duly authorized officer or officers of Obligor and delivered to Obligee each Supplement and related instruments, documents and agreements with respect to each Item of Equipment will constitute, the legal, valid and binding obligations of Obligor, enforceable in accordance with their terms; (e) neither the execution and delivery of this Agreement or any other Obligor Document by Obligor, nor the payment and performance by Obligor of all of its obligations hereunder and thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other Person, other than the filings referred to in Section 26 of this Agreement, or if required, such consent has been obtained and forwarded to Obligee; (f) no mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Obligor, now attaches or hereafter will attach to the Equipment or any Item of the Equipment, the proceeds thereof or this Agreement, or in any manner affects or will affect adversely Obligee's rights and security interest therein; (g) Obligor holds all licenses, certificates and permits from governmental authorities necessary to use and operate the Equipment in accordance with the provisions of this Agreement; (h) except as disclosed in Guarantor's report on Form 10Q for the quarter ended September 30, 1996, there is no litigation or other proceeding now pending or, to the best of Obligor's knowledge, threatened, against or affecting the Obligor, in any court or before any regulatory commission, board or other administrative governmental agency which would directly or indirectly adversely affect or impair Obligee's rights and security interest in and to the Equipment, or which, if decided adversely to Obligor, would have a material adverse effect on the financial condition or operations of Obligor taken as a whole; (i) all balance sheets, statements of profit and loss and other financial data that have been delivered to Obligee with respect to Obligor (x) are complete and correct in all material respects,
(y) accurately present the financial condition of Obligor on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (z) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; and there has been no material adverse change in the condition of Obligor, financial or otherwise, since the date of the most recent financial statements delivered to Obligee with respect to Obligor, (j) Obligor holds all licenses, certificates and permits (including any applicable environmental permits) from governmental authorities necessary to use and operate the Equipment in accordance with the provisions of this Agreement;
(k) Obligor is in compliance in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges and liens imposed upon it or upon its property except to the extent contested in good faith and by appropriate proceedings; (l)(i) without limiting the generality of the foregoing, the retention of possession by Obligor of any Item of Equipment to be subject to this Equipment Agreement, following the transfer of an interest therein to Obligee, shall not be deemed fraudulent or void as against any present or future creditor of the Obligor under the laws of the states where such Item will, at the time of such transfer of an interest, be located, nor would any subsequent bona fide purchaser from the Obligor of such Item, in the event of any attempted subsequent sale thereof by the Obligor, acquire any title to or rights therein superior to Obligee's interest and rights therein, and (ii) payment in full has been made by Obligor for each Item of Equipment to the original seller thereof; (m) Obligor is in compliance in all material respects with all Environmental Laws and health and safety statutes and regulations; (n) there are no material governmental investigations of the environmental matters of Obligor; (o) there are no contingent liabilities which could reasonably be expected to have a material adverse effect on the financial condition or operations of Obligor taken as a whole; and (p) the transactions set forth herein and contemplated hereby shall not subject the Obligee or any of its affiliates or properties to any Environmental Law (including without limitation, any cleanup responsibility law or restrictive transfer law or regulation).

         22. EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

         (a) Obligor shall fail to make any Basic Payment or any Supplemental Payment, or any payment under any other Obligor Document, within five (5) days after the same is due and payable; or

         (b) Obligor shall fail to observe or perform any of the covenants, agreements or obligations of Obligor set forth in any other Obligor Document or
Section 6, the first, third and fifth sentences of Section 10, Section 10A, the last sentence of Section 12(a), or Sections 14(a), 14(c), 15, 17, 28 or 29 hereof; or

         (c) Obligor or Guarantor shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Agreement or the Guaranty, and such failure shall continue unremedied for thirty
(30) days after written notice to Obligor specifying such failure and demanding the same to be remedied; or

         (d) Obligor (or Guarantor) shall be in default (i) under any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Obligor or Guarantor and Obligee, or in any material respect, under any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Obligor or Guarantor and any parent, subsidiary or affiliate of Obligee, and such default shall have been declared by the party entitled to declare the same, or (ii) under any promissory note heretofore, now or hereafter executed by Obligor or Guarantor and delivered to any party referred to in clause (i) above evidencing a loan made by any such party to Obligor or Guarantor; or any obligation of Obligor or Guarantor to any Person (other than Obligee, or any parent, subsidiary or affiliate of Obligee, and other than Guarantor) in excess of $1,000,000 relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, shall be declared to be due and payable or otherwise accelerated prior to the maturity thereof by reason of a default in payment or performance by Obligor; or an attachment or other Lien shall be filed or levied against a substantial part of the property of Obligor or Guarantor, and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of 30 days; or

         (e) Obligor or Guarantor shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Obligor or for Guarantor or for a substantial part of its property without its consent and shall not be dismissed for a period of 60 days; or any petition for the relief, reorganization or arrangement of Obligor or Guarantor, or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Obligor or Guarantor, shall be filed by or against Obligor or Guarantor and, if filed against Obligor or Guarantor, shall be consented to or be pending and not dismissed for a period of 60 days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Obligor or Guarantor; or any execution or writ or process shall be issued under any action or proceeding against Obligor whereby any of the Equipment may be taken or restrained; or Obligor's or Guarantor's corporate existence shall cease; or Obligor or Guarantor shall (whether in one transaction or a series of transactions), sell, transfer, dispose of, pledge or otherwise encumber, all or substantially all of its assets or property, or consolidate or merge with any other entity, or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization, except in accordance with Section 14(c) and the Guaranty; or

         (f) any representation, warranty, statement or certification made by Obligor under this Agreement or in any Supplement or in any document or certificate furnished Obligee or any Assignee in connection herewith or pursuant hereto (or made by any Guarantor under any Guaranty or other document or certificate furnished to Obligee or any Assignee by any Guarantor), shall prove to be untrue or incorrect in any material respect when made, or shall be breached in any material respect; or

         (g) any Lien purported to be created hereunder or by the Supplement shall cease to be a valid and perfected first priority lien in the Equipment (except, in the case of Equipment subject to motor vehicle titling laws and only before the Basic Term Commencement Date, in respect of any failure to provide a certificate of title showing Obligee as lienholder); or

         (h) the Guarantor shall cease to own a majority of the issued and outstanding shares of capital stock of Obligor;

         (i) there shall have occurred any event which, in the reasonable judgment of the Obligee, has had a material adverse effect on the properties, executive management (taken as a whole), condition (financial or otherwise), operations or business of the Obligor taken as a whole or of Guarantor taken as a whole, or in Obligee's reasonable opinion, Obligee's interest in the Equipment is materially impaired; or

         (j) the Guarantor shall repudiate or contest the enforceability of the Guaranty, or the Guaranty shall be unenforceable in whole or in part, or the Guarantor shall fail to perform its obligations under the Guaranty.

         23. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Obligee may exercise one or more of the following remedies as Obligee in its sole discretion shall elect:

         (a) Obligee may terminate or cancel this Agreement, without prejudice to any other remedies of Obligee hereunder, with respect to all or any Item of Equipment, and whether or not this Agreement has been so terminated or cancelled, may enter the premises of Obligor or any other party to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause Obligor, at Obligor's expense, to store, maintain, surrender and deliver possession of the Equipment or such Item in the same manner as provided in Section 6 hereof, all without liability to Obligee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, except to the extent caused by the gross negligence or willful misconduct of Obligee or its agents;

         (b) Obligee may hold, keep idle or lease to others the Equipment or any Item of Equipment, as Obligee in its sole discretion may determine, free and clear of any rights of Obligor and without any duty to account to Obligor with respect to such action or inaction or for any proceeds with respect thereto, except that Obligor's obligation to make Basic Payments for any Payment Periods commencing after Obligor shall have been deprived of possession pursuant to this
Section 23 shall be reduced by the net proceeds, if any, received by Obligee from leasing the Equipment or such Item to any Person other than Obligor for the same Payment Periods or any portion thereof;

         (c) Obligee may sell the Equipment or any Item of Equipment at public or private sale as Obligee may determine, free and clear of any rights of Obligor, and Obligor shall pay to Obligee, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payment due for the Equipment or Item(s) so sold for any Payment Period commencing after the date on which such sale occurs), the sum of (i) all unpaid Basic Payments payable for each Item of Equipment for all Payment Periods through the date on which such sale occurs, plus (ii) an amount equal to the excess, if any, of (x) the Casualty Loss Value of the Equipment or Item(s) so sold, computed as of the Payment Date coincident with or next preceding the date of such sale, over (y) the net proceeds of such sale, plus interest at the rate specified in Section 25 hereof on the amount of such excess from the Payment Date as of which such Casualty Loss Value is computed until the date of actual payment, plus (iii) all unpaid Supplemental Payments due with respect to each Item of Equipment so sold, including a Reinvestment Premium, computed as of the Payment Date coincident with or next preceding the date of such sale; and

         (d) whether or not Obligee shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to any Item(s) of Equipment, Obligee, by written notice to Obligor specifying a payment date, may demand that Obligor pay to Obligee, and Obligor shall pay to Obligee, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payment due for any Item(s) of Equipment for any Payment Period commencing after the payment date specified in such notice and in lieu of the exercise by Obligee of its remedies under subsection (b) above in the case of a re-lease of such Item(s) or under subsection (c) above with respect to a sale of such Item(s)), the sum of (i) all unpaid Basic Payments payable for such Item(s) for all Payment Periods through the payment date specified in such notice, plus (ii) all unpaid Supplemental Payments due with respect to such Item(s) as of the payment date specified in such notice, including a Reinvestment Premium computed as of the payment date specified in such notice, plus (iii) an amount, with respect to each such Item, equal to the Casualty Loss Value of such Item(s) computed as of the Payment Date coincident with or next preceding the payment date specified in such notice; provided, however, that in the event of a sale of any such Item(s) delivered to or repossessed by Obligee, if Obligor has paid in full the amounts described in this paragraph Obligee shall refund to Obligor the aggregate Net Proceeds of Sale of such Item(s) of Equipment as defined in Section 29(d)(ii); and

         (e) Obligee may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement.

         At any sale pursuant to this Section 23, the purchaser shall take the Equipment free and clear of all rights and interest of Obligor in the Equipment.

         In addition, Obligor shall be liable for all costs and expenses, including attorney's fees, incurred by Obligee or any Assignee by reason of the occurrence of any Event of Default or the exercise of Obligee's remedies with respect thereto, including all costs and expenses incurred in connection with the delivery of the Equipment in accordance with Section 6 hereof or in placing the Equipment in the condition required by said Section including, without limitation, decontamination expenses. Except as otherwise expressly provided above, no remedy referred to in this Section 23 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Obligee at law or in equity; and the exercise or beginning of exercise by Obligee of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Obligee of any or all of such other remedies. No express or implied waiver by Obligee of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Obligor hereby waives any rights now or hereafter conferred by statute or otherwise which may require Obligee to sell, lease or otherwise use the Equipment in mitigation of Obligee's damages as set forth in this Section or which may otherwise limit or modify any of Obligee's rights and remedies in this Section 23.

         24. OBLIGEE'S RIGHT TO PERFORM FOR OBLIGOR. If Obligor fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Obligee may itself, after notice to Obligor, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Obligee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in
Section 25 hereof, shall, if not paid by Obligor to Obligee on demand, be deemed a Supplemental Payment hereunder; PROVIDED, HOWEVER, that no such payment, performance or compliance by Obligee shall be deemed to cure any Event of Default hereunder.

         25. LATE CHARGES. Obligor shall pay to Obligee, upon demand interest on any Basic Payment not paid when due, and on any Supplemental Payment or other amount payable under this Agreement which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the lesser of (a) nine and 76/100 percent (9.76%) per annum, or
(b) the maximum rate of interest permitted by law.

         26. FURTHER ASSURANCES. Obligor will promptly and duly execute and deliver to Obligee and any Assignee such other documents and assurances, including, without limitation, such amendments to this Agreement as may be reasonably required by Obligee and by any Assignee, and Uniform Commercial Code financing statements and continuation statements (it being understood and agreed that such financing statements and continuation statements will not be requested for a jurisdiction other than those in which the chief executive office of the Obligor is located or a jurisdiction in which a mobile filter press is located), and will take such further action as Obligee or any Assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Obligee and of any Assignee and their respective rights and interests in and to the Equipment.

         27. NOTICES. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed (i) if to Obligee or Obligor, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Obligee and Obligor.

         28. OBLIGOR'S RENEWAL AND PURCHASE OPTIONS; THIRD PARTY SALE.

         (a) OBLIGOR'S RENEWAL OPTION. If (i) no Event of Default shall have occurred and be continuing and (ii) this Agreement shall not have been earlier terminated, Obligor shall be entitled, at its option, to renew this Agreement with respect to all, but not less than all, Items of Equipment then subject to this Agreement for the Renewal Term(s) specified on the Related Exhibit A for such Item. The first Renewal Term with respect to each such Item of Equipment will commence at the expiration of the Basic Term of such Item, and each succeeding Renewal Term will commence at the expiration of the next preceding Renewal Term. All of the provisions of this Agreement, including the Basic Payment Percentage, shall be applicable during each Renewal Term for each such Item of Equipment, except that Basic Payments during each Renewal Term shall be payable at the times and on the Payment Dates set forth on said Related Exhibit
A. If Obligor intends not to exercise said renewal option with respect to any of said Renewal Terms, Obligor shall give written notice to Obligee to such effect at least one hundred eighty (180) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, in the case of the first Renewal Term, and at least one hundred eighty (180) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder, in the case of the then next succeeding Renewal Term. If Obligor fails to give such written notice to Obligee with respect to any of said Renewal Terms, it shall be conclusively presumed that Obligor has elected to exercise said renewal option with respect to said Renewal Term. In the event Obligor elects not to exercise said renewal option (unless Obligee has otherwise agreed in writing or Obligor has exercised its purchase option under Section 28(b) hereof) each such Item of Equipment shall be delivered to Obligee in accordance with the provisions of Section 6(a) hereof (unless delivered to a bidder in accordance with Section 28(c) hereof) and until each such Item has been so delivered Obligor shall continue to pay Obligee the Basic Payments for each such Item as specified in Section 6(b) hereof.

         (b) OBLIGOR'S PURCHASE OPTION. If (i) no Event of Default shall have occurred and be continuing, and (ii) this Agreement shall not have been earlier terminated, Obligor shall be entitled, at its option, upon written notice to Obligee, as hereinafter provided, to purchase Obligee's interest in all, but not less than all, Items of Equipment then subject to this Agreement, on the Termination Date for each such Item of Equipment, for an amount (the "Purchase Option Amount"), with respect to each Item of Equipment, payable in immediately available funds, equal to the sum of (w) the Estimated Residual Value of such Item of Equipment applicable to the Basic Term or Renewal Term thereof then ending, plus (x) the Basic Payment due and payable for such Item of Equipment on the Termination Date, if Basic Payments for such Item are payable in arrears, plus (y) any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale), plus (z) any Supplemental Payments then due and owing to Obligee hereunder including, in the event that Obligor exercises its purchase option hereunder prior to the end of the Maximum Term, the Reinvestment Premium. Obligee's sale of its interest in each Item of Equipment shall be on an as-is, where-is basis, without any representation or warranty by, or recourse to,

Obligee. If Obligor intends to exercise said purchase option, Obligor shall give written notice to Obligee to such effect at least one hundred eighty (180) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, or, if Obligor has renewed this Agreement pursuant to Section 28(a) hereof, then at least one hundred eighty (180) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder. If Obligor gives such written notice to Obligee same shall constitute a binding obligation of Obligor to purchase Obligee's interest in all of such Items of Equipment and to pay Obligee the Purchase Option Amount on the Termination Date thereof.

         (c)  THIRD PARTY SALE OF EQUIPMENT.

                  (i) REMARKETING OBLIGATIONS. In the event Obligor does not exercise either its option to renew this Agreement or to purchase Obligee's interest in the Equipment pursuant to this Section, then Obligor shall have the obligation during the last one hundred eighty (180) days of the Basic Term, or the then current Renewal Term, if applicable (the "Remarketing Period"), to obtain bona fide bids for Obligee's interest in not less than all Items of Equipment then subject to this Agreement from prospective purchasers who are financially capable of purchasing such interest for cash on an as-is, where-is basis, without recourse or warranty. All bids received by Obligor prior to the end of the Basic Term, or Renewal Term if applicable, of such Item(s) of Equipment shall be immediately certified to Obligee in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Obligee shall have the right, but not the obligation, to seek bids for its interest in the Equipment during the Remarketing Period.

                  (ii)  SALE OF OBLIGEE'S INTEREST IN THE EQUIPMENT TO
THIRD PARTY BUYER. On the Termination Date, provided that all the conditions hereof have been met, Obligee shall sell (or cause to be sold) its interest in all Items of Equipment then subject to this Agreement, for cash to the bidder, if any, who shall have submitted the highest bid during the Remarketing Period on an as-is, where-is basis and without recourse or warranty, and upon receipt by Obligee of the sales price Obligee shall instruct Obligor to deliver and Obligor shall deliver such Item(s) of Equipment to such bidder; PROVIDED, that
(x) any such sale to a third party shall be consummated, and the sales price for Obligee's interest in such Item shall be paid to Obligee in immediately available funds, on or before the Termination Date; and (y) Obligee shall not be obligated to sell its interest in such Equipment (I) if the Net Proceeds of Sale of its interest in such Item(s) is less than the aggregate Maximum Obligee Risk Amount applicable to such Item(s) as of the Termination Date or (II) if Obligee has not received the amounts, if any, payable by Obligor pursuant to Section 29(a) and, if applicable, Section

29(c). Such third party purchaser shall take the Equipment free and clear of all rights and interest of Obligor in the Equipment.

         29.      END OF TERM ADJUSTMENT.

         (a) THIRD PARTY SALE OF EQUIPMENT. This Section 29(a) shall apply only if, with respect to any Item(s) of Equipment, a sale of Obligee's interest in such Item(s) to a third party pursuant to Section 28(c) hereof has been consummated on the Termination Date. If the Net Proceeds of Sale of Obligee's interest in such Item(s) is less than the aggregate Estimated Residual Value of such Item(s) as of such Termination Date, Obligor shall, on the Termination Date, pay to Obligee as an End of Term Adjustment, in immediately available funds, an amount equal to such deficiency (a "Deficiency") as an adjustment to the Basic Payments payable under this Agreement for such Item, plus the Basic Payment due and payable for such Item(s) of Equipment on the Termination Date, if Basic Payments for such Item(s) are payable in arrears, plus any Supplemental Payments then due and owing to Obligee hereunder; PROVIDED, HOWEVER, that if no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder, the amount of the Deficiency payable by Obligor with respect to such Item(s) shall not exceed the aggregate Maximum Obligor Risk Amount then applicable to such Item(s). If the Net Proceeds of Sale of such Item(s) of Equipment exceeds the aggregate Estimated Residual Value of such Item(s) and if no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder and Obligor shall have paid Obligee on or before the Termination Date the Basic Payment due and payable for such Item(s) of Equipment on the Termination Date, if Basic Payments for such Item(s) are payable in arrears, plus all Supplemental Payments then due and owing with respect to such Item(s), plus any amounts due pursuant to Section 29(c) hereof, Obligee shall pay to Obligor an amount equal to such excess as an adjustment to the Basic Payments payable under this Agreement for such Item(s).

         (b) OBLIGOR PAYMENT. If a sale of Obligee's interest in all Items of Equipment then subject to this Agreement either to the Obligor pursuant to
Section 28(b) hereof or to a third party pursuant to Section 28(c) hereof has not been consummated on the Termination Date with respect thereto for any reason, then the Obligor shall, on the Termination Date of such Items, pay to Obligee as an End of Term Adjustment, in immediately available funds, as an adjustment to the Basic Payments payable under this Agreement for such Items, an amount equal to (i) the Maximum Obligor Risk Amount of all of such Items, if on the Termination Date no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder, or (ii) the Estimated Residual Value of all of such Items, if on the Termination Date an Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder, plus, in either case, the Basic Payments due and payable for such Item(s) of Equipment on the Termination Date, if Basic Payments for such Item(s) are payable in arrears, plus all Supplemental Payments then due and owing with respect to such Item(s). Obligor shall remain liable for the payment of, and upon the consummation by Obligee of the sale of Obligee's interest in any Item(s) of Equipment after the Termination Date thereof, Obligor shall pay, or reimburse Obligee for the payment of, any applicable sales, excise or other taxes imposed as a result of such sale, other than gross or net income taxes attributable to such sale, and such obligation shall survive the termination of this Agreement.

         (c) REINVESTMENT PREMIUM. In the event a Termination Date of any Item of Equipment occurs prior to the last day of the Maximum Term hereof relating to such Item, Obligor shall pay to Obligee on the Termination Date of such Item in immediately available funds, in addition to any other obligations hereunder, the Reinvestment Premium relating to such Item.

         (d) CERTAIN DEFINITIONS.

                  (i) "END OF TERM ADJUSTMENT" means the amounts payable as adjustments to Basic Payments pursuant to Section 29(a) or, as applicable, 29(b).

                  (ii) "NET PROCEEDS OF SALE" means with respect to each Item of Equipment for which Obligee's interest is sold to a third party pursuant to
Section 28(c), the net amount of the proceeds of sale of such interest, after deducting from the gross proceeds of such sale (i) any sales taxes and other taxes (excluding income taxes on or measured by Obligee's income) as may be applicable to the sale or transfer of such interest, (ii) all fees, costs and expenses of such sale incurred by Obligee and (iii) any other amounts for which, if not paid, Obligee would be liable or which, if not paid, would constitute a Lien on such Item.

         (e) TIME OF THE ESSENCE. The provisions of Sections 28 and 29 are of the essence of this Agreement, and time is of the essence for any payment and performance of the obligations of the Obligor set forth therein.

         30. FINANCIAL AND EQUIPMENT INFORMATION. Obligor agrees to furnish Obligee (a) as soon as available and in any event within 90 days after the last day of each fiscal year of Guarantor, (i) a copy of the annual report for such year of Guarantor, containing financial statements for such year certified in an unqualified manner by Ernst & Young (or any successor to such firm) or any other independent public accountants of recognized standing, and (ii) the consolidating balance sheets of Guarantor and Obligor as of the end of such year and the consolidating statement of income of Guarantor and Obligor (and a consolidated statement of cash flow for Obligor) for such year, each certified by the chief financial officer or chief accounting officer of Guarantor and as applicable, Obligor and each on a comparative basis with corresponding statements for the prior fiscal year, (ii)(A) as soon as available and in any event within 45 days after the last day of each of the first three fiscal quarters of Guarantor, the consolidated and consolidating balance sheets of Guarantor and Obligor as of the end of each such quarter and a consolidated statement of cash flow and consolidated and consolidating statements of income of Guarantor and Obligor (and a consolidated statement of cash flow for Obligor) for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and (B) as soon as available such other financial statements as may be requested from time to time for any unconsolidated subsidiary of Guarantor or Obligor, each certified by the chief financial officer or chief accounting officer of the Guarantor and as applicable, Obligor, and each on a comparative basis with the corresponding period of the prior year; (c) contemporaneously with its transmittal to each stockholder of Obligor, any such other financial statements and reports as Obligor shall send to its stockholders; (d) as soon as available to Obligor, the notice of any material adjustment resulting from any audit of the books and/or records of Obligor by any taxing authority having jurisdiction over Obligor; and (e) such additional financial information as Obligee may reasonably request concerning Obligor.

         Obligor agrees to furnish to Obligee: (x) within 45 days after the last day of each fiscal quarter, a listing indicating the location of any Item of Equipment that is a mobile filter press as specified in the Supplement; (y) within 60 days after the end of each calendar year, (I) a good faith estimate as to the then current market value of the Equipment certified by its treasurer or chief financial officer, and (II) a listing of the location of each Item; and
(z) at any time, upon the written request of the Obligee, a listing of the then current location of all Items of Equipment.

         31. EXPENSES. Obligor agrees, whether or not the transactions contemplated by this Agreement are consummated, to pay (or reimburse Obligee or any Assignee for the payment of) fees for lien searches, filing fees, fees and expenses relating to the titling and registration of any Items of Equipment, and all legal fees and expenses of Obligee (other than such legal fees and expenses relating to the initial preparation of this Agreement) and all reasonable legal fees and expenses of any Assignee, incurred by or on behalf of Obligee or any Assignee in connection with the negotiation and documentation of this Agreement and each other Obligor Document, the Guaranty, the further assurances described herein, and the transactions contemplated hereby and thereby.

         32. OWNER FOR INCOME TAX PURPOSES. Obligee agrees that Obligor shall be deemed the owner of the Equipment for federal, state and local income tax purposes and that, so long as no Event of Default shall have occurred and be continuing, Obligee shall take no action inconsistent with such ownership for income tax purposes.

         33. VOLUNTARY TERMINATION FOR OBSOLESCENCE. So long as no Event of Default shall have occurred and be continuing hereunder, Obligor shall have the right at its option on any Payment Date during the Basic Term or any Renewal Term, on at least ninety (90) days' prior written notice to and with the prior written consent of Obligee (not to be unreasonably withheld), to terminate this Equipment Agreement with respect to any Item of Equipment then subject to this Agreement if, in Obligor's good faith opinion, as evidenced by a certificate of its President, treasurer or chief financial officer, such Item shall have become no longer useful, or surplus, to Obligor in its business, with such termination to be effective on the Payment Date specified in such notice (for purposes of this Section 33, called the "termination date"). During the period from the giving of such notice until the date thirty (30) days prior to the termination date, Obligor, as agent for Obligee, shall use its reasonable efforts (but no less effort than used to sell equipment Obligor owns itself) to secure the highest obtainable bids for the purchase of Obligee's interest in such Item and in the event it receives any bid during such period, Obligor shall promptly certify to Obligee in writing the amount and terms of such bid and the name and address of the party submitting such bid. On the termination date (but in no event prior to Obligee's receipt of the amounts specified in the next succeeding sentence), Obligor shall deliver possession of such Item to the bidder, if any, which shall have submitted the highest bid during such period, and Obligee shall, without recourse or warranty, simultaneously therewith transfer its interest in such Item on an "as-is", "where-is" basis for cash to such bidder. The total transfer price realized at such sale shall be paid to and retained by Obligee and, in addition, on the termination date Obligor shall pay to Obligee the sum of the amounts specified in sub-clauses (i) through (v): (i) the Basic Payment due and payable for such Item on the termination date, plus (ii) all accrued and unpaid Basic Payments owing for such Item for all Payment Periods prior to the Payment Period for which the Basic Payment specified in the preceding sub-clause (i) is payable, plus (iii) the excess, if any, of the Termination Value of such Item as of the Payment Date coincident with the termination date, over the aggregate proceeds of sale of Obligee's interest in such Item, after deducting from such proceeds of sale the expenses incurred by Obligee in connection with such sale, plus (iv) any sales or excise taxes on or measured by such sale, plus (v) all accrued and unpaid Supplemental Payments owing by Obligor as of the termination date, including a Reinvestment Premium for such Item determined as of such termination date. Neither Obligor nor any person, firm or corporation, affiliated with Obligor, may purchase the Equipment, or after any such sale, lease or otherwise utilize the Equipment. If no sale shall have occurred on or as of the termination date, this Equipment Agreement (including the provisions of this Section 33) shall continue in full force and effect with respect to the Equipment. In the event of any such sale and the receipt by Obligee of the amounts described above, and upon compliance by Obligor with the provisions of this Section 33, the obligations of Obligor to make Basic Payments hereunder with respect to each item of Equipment so sold shall cease for any Payment Period that commences on or after the termination date and the Term with respect to each such Item of Equipment shall end effective as of the termination date. Obligee may, but shall be under no duty to, solicit bids, inquire into the efforts of Obligor to obtain bids or otherwise take any action in connection with any such sale other than the duty to transfer to the purchaser named in the highest bid certified by Obligor to Obligee, without recourse or warranty, on an "as-is", "where-is" basis, all of Obligee's interest in and to the Equipment so sold against receipt by Obligee of the payments provided for herein. Anything herein to the contrary notwithstanding, if Obligor shall exercise its said right to termination as provided in this Section 33, Obligee may, in its sole discretion, elect to receive delivery of all of the Equipment subject to said notice by giving Obligor written notice to such effect within thirty (30) days following Obligee's receipt of the written notice from Obligor hereinabove provided, in which event (a) no sale shall occur pursuant to this Section 33,
(b) Obligor shall deliver the Equipment to Obligee in accordance with the provisions of Section 6 hereof and shall continue to make Basic Payments for the Equipment on each Payment Date to and inclusive of (and the Term of the Equipment shall terminate on) the Payment Date next following the date on which such delivery occurs.

         34. NO RELIANCE. Obligor hereby acknowledges that in negotiating the terms of this Agreement and all other related agreements and documents, it has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and further acknowledges that neither Obligee nor any of Obligee's parent, subsidiaries, affiliates or personnel has represented or warranted the legal, tax economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

         35. MISCELLANEOUS. Any provision of this Agreement or any other Obligor Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Obligee's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Obligor hereby waives any provision of law which renders any provision of this Agreement or any other Obligor Document prohibited or unenforceable in any respect. No term or provision of this Agreement or any other Obligor Document may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Agreement and each other Obligor Document shall be binding upon and shall inure to the benefit of the respective successors and assigns of Obligee and (subject to the restrictions of Section 14(a) hereof) Obligor. This Agreement and the other Obligor Documents collectively constitute the complete and exclusive statement of the terms of the agreement between Obligee and Obligor with respect to the financing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto.

/s/ PKMB
----------------------------
Obligor's Initials

         36. VENUE; GOVERNING LAW. Obligor agrees that at Obligee's sole election any suit, action or proceeding brought by Obligee against Obligor in connection with or arising out of this Agreement or any other Obligor Document may be brought in any federal court in the Commonwealth of Massachusetts, and Obligor waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Obligor's said address. Nothing herein contained shall affect Obligee's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Obligor or its property in the courts of any other jurisdiction. This Agreement and each other Obligor Document shall in all respects be governed by, and constructed in accordance with, the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance.

         37. NO MERGER. There shall be no merger of this Equipment Agreement or of any leasehold or subleasehold estate created hereby or pursuant hereto, with the fee or any other estate or ownership or security interest in any Item of Equipment, by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (i) this Equipment Agreement or any leasehold or subleasehold estate or security interest created hereby or hereunder, or any other interest in this Equipment Agreement or any such lease or sublease or in any such leasehold or subleasehold estate, and/or (ii) the fee estate or any other estate or ownership or security interest, or any other interest, in any Item of Equipment; and this Equipment Agreement shall not be terminated for any reason except as expressly provided herein or as may be expressly agreed in writing by the holders of the Obligor's and Obligee's respective interests, and any instrument of transfer shall so provide.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.


                                       BTM CAPITAL CORPORATION
Attest:                                                  (Obligee)



/s/ Mark A. Helman                     By: /s/ Gary L. Christensen
---------------------------               -------------------------------
Assistant Clerk                        Title: SENIOR VICE PRESIDENT
(Corporate Seal)                             ----------------------------


                                       OHM REMEDIATION SERVICES CORP.
Attest:                                                  (Obligor)



/s/ Steven E. Harbour                  By: /s/ Pamela K. M. Beall
---------------------------               -------------------------------
Secretary                              Title: Treasurer
                                             ----------------------------
(Corporate Seal)

COUNTERPART NO. OF 5 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                       EXHIBIT A-1 TO EQUIPMENT AGREEMENT
                          DATED AS OF DECEMBER 24, 1996

Type of Equipment:                       One (1) used mobile rotary kiln
-----------------                        PY*ROX 8212 incineration system
                                         Unit Number 842369

Maximum Cost:                            $12,850,000.00
------------

Acquisition Period:                      From the date hereof to December
------------------                       31, 1996, both dates inclusive.

Number of Months in Basic Term:          Twelve (12)
------------------------------

Basic Term Commencement Date:            December 24, 1996
----------------------------

Basic Payment Percentage*:        6.252149%
------------------------
         *as a percentage of Equipment Cost

Payment Periods for Basic Term:          Each calendar quarter.
------------------------------

Payment Dates for Basic Term:            the 24th day of each March,
----------------------------             June, September and December.

Periodicity of Basic Payments During Basic Term:
------------------------------------------------
                                         Quarterly in  arrears on each
                                         Payment Date.

Maximum Term:                            Forty-eight (48) months.
------------

Renewal Term(s):                         One (1) Renewal Terms of four (4)
--------------                           calendar quarters each, followed by
                                         four (4) Renewal Terms of two (2)
                                         calendar quarters each.

Payment Periods For Renewal Term(s):  Each calendar quarter.
-----------------------------------

Payment Dates For Renewal Terms(s):
-----------------------------------
                                      the 24th day of each March, June,
                                      September and December.

Periodicity of Basic Payments During Renewal Term:
-------------------------------------------------
                                             Quarterly in arrears on each
                                             Payment Date.

Financial Condition Reference Date:  September 30, 1996.
-----------------------------------

Certain Values:
--------------
                                    Estimated                 Maximum                   Maximum
                                    Residual                  Obligor                   Obligee
                                    Value                     Risk                      Risk
Expiration Of:                      Percentage:*              Percentage:*              Percentage:*
--------------                      ------------              ------------              ------------

Basic Term                          82.931780%                71.433820%                11.497960%

Renewal Term 1                      63.596184%                54.178164%                 9.418021%
 (if any)

Renewal Term 2                      53.356603%                46.353378%                 7.003226%
 (if any)

Renewal Term 3                      42.715857%                36.857225%                 5.858632%
(if any)

Renewal Term 4                      31.658229%                26.989018%                 4.669211%
 (if any)

Renewal Term 5                      20.000000%                16.734177%                 3.265823%
 (if any)

In witness whereof, the undersigned have signed this Exhibit A-1 as of the date first above written.


OHM REMEDIATION SERVICES                          BTM CAPITAL CORPORATION
CORP. (Obligor)                                            (Obligee)


By:                                               By:
   -----------------------------                     --------------------------
Title:                                            Title: Senior Vice President
      --------------------------                        -----------------------
Date:                                             Date:
     ---------------------------                       ------------------------

                        EXHIBIT B TO EQUIPMENT AGREEMENT

                                 SUPPLEMENT NO.
                                 --------------

         This Supplement is executed pursuant to, and incorporates by reference all of the terms, conditions and provisions of, the Equipment Agreement dated as of December 24, 1996 between the undersigned Obligee and Obligor (herein, as amended and supplemented from time to time, called the "Equipment Agreement"). Obligor hereby (a) acknowledges and certifies that (i) each Item of Equipment described below or on any Schedule attached hereto has been selected by, delivered to, and inspected by, Obligor, and is located at the location set forth below, (ii) Obligor has reviewed and approved the purchase order, supply contract or purchase agreement covering each such Item, and (iii) that as between Obligee and Obligor, each such Item is of a size, design, capacity and manufacture acceptable to and suitable for Obligor's purposes, has been installed to Obligor's satisfaction, and is in good working order, repair and condition; and (b) unconditionally and irrevocably accepts each such Item for financing under the Equipment Agreement on the date hereof and grants to Obligee a security interest in such Item. Obligee and Obligor hereby agree that each Item of Equipment described below or on any Schedule attached hereto is hereby financed under and subject to all of the terms, conditions and provisions of the Equipment Agreement; that the Term of each such Item commences on the date hereof and that such date is the Acceptance Date thereof; and that the Equipment Cost, Basic Term Commencement Date, Basic Term, Basic Payments and Related Exhibit A for all Items of Equipment covered by this Supplement is as set forth below. Obligor hereby agrees to make the Basic Payments for all Items of Equipment covered by this Supplement in the amounts and at the times specified below, reaffirms its acknowledgments and agreements in Section 8 of the Equipment Agreement and certifies that its representations and warranties set forth in Section 22 of the Equipment Agreement and in any related certificate delivered to Obligee are true and correct in all material respects on the date hereof. All capitalized terms used herein which are not defined herein shall have the meaning given to such terms in the Lease.

1. DESCRIPTION OF ITEM(S) OF EQUIPMENT (include make, model, serial number and quantity):


2.       LOCATION:

3.       EQUIPMENT COST:  $
                           -----------------------------------------
4.       BASIC TERM COMMENCEMENT DATE:
                                      ------------------------------
5. BASIC TERM: ____________ months, commencing on Basic Term Commencement Date and ending on the date immediately prior to the annual anniversary thereof.

6.       BASIC PAYMENTS PAYABLE DURING BASIC TERM:   $_________________
         (plus applicable sales/use tax) payable on the ____________ day of ________________, commencing on ______________.

7.       Related Exhibit A:  Exhibit A-___ to the Equipment
         Agreement.

Dated:         , 199   .
      ---------
COUNTERPART NO____________OF  5
SERIALLY NUMBERED MANUALLY EXECUTED                BTM CAPITAL CORPORATION
COUNTERPARTS.  TO THE EXTENT IF ANY                         (Obligee)
THAT THIS DOCUMENT CONSTITUTES
CHATTEL PAPER UNDER THE UNIFORM                    By XXXXXXXXXXXXXXXXXXX
COMMERCIAL CODE, NO SECURITY INTEREST                --------------------------
IN THIS DOCUMENT MAY BE CREATED                    Title: Senior Vice
THROUGH THE TRANSFER AND POSSESSION                      ----------------------
OF ANY COUNTERPART OTHER THAN                      President
COUNTERPART NO. 1.                                 ---------
                                                   OHM REMEDIATION SERVICES
                                                   CORP. Obligor)

                                                   By  XXXXXXXXXXXXXXXXXX
                                                     --------------------------
                                                     Title:
                                                           ---------------------

                       SCHEDULE OF CASUALTY LOSS VALUES
                       --------------------------------

         [Attached to and made a part of, and relating to the type of Equipment described on, Exhibit A-1 to Equipment Agreement]

                           Casualty
                           Loss Value
                           Payment
                           Date                           Percentage of
                           Number                         Equipment Cost*
                           ----------                     ---------------
                              1                               95.688010
                              2                               91.292362
                              3                               86.811430
                              4                               82.243561
                              5                               77.587068
                              6                               72.840232
                              7                               68.001300
                              8                               63.068485
                              9                               58.039965
                             10                               52.913884
                             11                               47.688349
                             12                               42.361430
                             13                               36.931160
                             14                               31.395535
                             15                               25.752509
                             16                               20.000000

                                                              and Casualty Loss Value
                                                              Payment Date thereafter

Prior to Casualty Loss Value Payment Date Number 1, the Casualty Loss Value is 100.000000% of Equipment Cost.

*If the Casualty Loss Value Payment Date is a Payment Date, the applicable Percentage of Acquisition Cost assumes that the Basic
Payment has been paid on such Payment Date.

----------------------                                 ---------------------
Obligor's Initials                                     Obligee's Initials

                         SCHEDULE OF TERMINATION VALUES
                         ------------------------------

[Attached to and made a part of, and relating to the type of Equipment described on, Exhibit A-1 to Equipment Agreement]


                                                                  Percentage of
                                                                  Equipment Cost
                                                                  (after payment
                                                                  of Basic Payment on
                            Payment                               corresponding
                            Date Number                           Payment Date)
                            -----------                           -------------

                             1                                    95.688009
                             2                                    91.292358
                             3                                    86.811426
                             4                                    82.931780
                             5                                    77.587063
                             6                                    72.840227
                             7                                    68.001295
                             8                                    63.596184
                             9                                    58.039961
                            10                                    53.356603
                            11                                    47.688346
                            12                                    42.715857
                            13                                    36.931159
                            14                                    31.658229
                            15                                    25.752509
                            16                                    20.000000



-------------------------                              ------------------------
Obligor's Initials                                     Obligee's Initials
